                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

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
NAME OF SUBSIDIARY                       STATE OF INCORPORATION                 DOING BUSINESS AS
Blythe-Province, Inc.                    TN                                     Same

Brim Equipment Services, Inc.            OR                                     Same

Brim Fifth Avenue, Inc.                  OR                                     Same

Brim Healthcare, Inc.                    OR                                     Same

Brim Hospitals, Inc.                     OR                                     Palo Verde Hospital
                                                                                Colorado Plains Medical Center
                                                                                Washington County Clinic

Brim Outpatient Services, Inc.           OR                                     Same

Brim Pavilion, Inc.                      OR                                     Same

Brim Services Group, Inc.                OR                                     Same

Care Health Company, Inc.                WA                                     Same

Mexia Principal Healthcare Limited       TX                                     Parkview Regional Hospital
Partnership

Mexia-Principal, Inc.                    TX                                     Same
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

Northeastern New Mexico Imaging          NM                                     Same
Partnership

Palestine-Principal G.P., Inc.           TX                                     Same

Palestine Principal Healthcare Limited   TX                                     Parkview Home Health
Partnership                                                                     Palestine Regional Home Care
                                                                                Palestine Regional Medical Center
                                                                                Palestine Regional Medical Center-West Campus

Palestine Principal, Inc.                TN                                     Same

PHC-Bell Glade, Inc.                     FL                                     Same

PHC-Cleveland, Inc.                      MS                                     Same

PHC-Doctors' Hospital, Inc.              LA                                     Same

PHC-Elko, Inc.                           NV                                     Elko General Hospital
                                                                                Summit Healthcare

PHC-Erin, L.P.                           TN                                     Same

PHC-Eunice, Inc.                         LA                                     Eunice Community Medical Center

PHC-Knox, Inc.                           NV                                     Same

PHC-Lake Havasu, Inc.                    AZ                                     Havasu Regional Medical Center, Inc.

PHC-Lander, Inc.                         WY                                     Same

PHC-Louisiana, Inc.                      LA                                     Same

PHC-Minden G.P., Inc.                    LA                                     Same

PHC-Minden, L.P.                         LA                                     Minden Medical Center HHA
                                                                                Minden Medical Center

PHC-Nevada, Inc.                         NV                                     Same

PHC-Opelousas, L.P.                      LA                                     Same
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

PHC-Palestine, Inc.                      NV                                     Same

PHC-Picaynne, Inc.                       MS                                     Same

PHC-Tennessee, Inc.                      TN                                     Same

PHC-Winder, Inc.                         GA                                     Same

PRHC-Ennis G.P., Inc.                    TX                                     Same

PRHC-Ennis, L.P.                         TX                                     Same

Principal Hospital Company of Nevada,    NV                                     Same
Inc.

Principal Knox, L.L.C.                   DE                                     Starke Memorial Hospital

Principal Knox, L.P.                     DE                                     Same

Principal-Needles, Inc.                  TN                                     Colorado River Medical Center
                                                                                Colorado River Medical Center Home
                                                                                Health Agency
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